UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2016
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 17, 2016, Vera Bradley, Inc. (the “Company”) and Robert Wallstrom, the Company’s President and Chief Executive Officer, entered into a second amendment of Mr. Wallstrom’s employment agreement (the “Amendment”). The Amendment principally aligns the compensation payable due to non-renewal of Mr. Wallstrom’s employment agreement by the Company with the compensation that would be received by Mr. Wallstrom were he terminated by the Company without Cause at the end of the then Term (each of Cause and Term, as defined in the employment agreement). That compensation, which, in the case of non-renewal, would be payable whether or not Mr. Wallstrom’s employment is terminated, would consist of (i) Bonus (as defined in the employment agreement) earned in the fiscal year prior to the employment termination that had not yet been paid, (ii) a pro rata portion of the Bonus, if any, that he would have received for the year in which his employment terminated (calculated as provided in the employment agreement), (ii) a lump sum payment equal to two times the sum of his (A) Base Salary and (B) target Bonus (each of Base Salary and Bonus, as defined in the employment agreement) for the fiscal year of termination, and (iii) monthly cash reimbursement of COBRA premiums for up to 18 months. If the expiration of the employment agreement falls within 24 months after a Change in Control (as defined in the employment agreement) of the Company, Mr. Wallstrom would receive, in addition to the payments and benefit described in the preceding sentence, an additional lump sum payment equal to the sum of his (A) Base Salary and (B) target Bonus for the fiscal year of termination, in exchange for his continued compliance with the restrictive covenants set forth in the employment agreement after the Change in Control and reimbursement for outplacement assistance up to a maximum amount of $50,000 (total compensation receivable in the context of a Change in Control, subject to provisions in the employment agreement related to Section 4999 of the Internal Revenue Code of 1986, as amended).
The foregoing description of the Amendment is a summary of the material terms of the Amendment and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment of Employment Agreement for Robert Wallstrom dated June 17, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: June 22, 2016	/s/ Kevin J. Sierks
Kevin J. Sierks Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment of Employment Agreement for Robert Wallstrom dated June 17, 2016